EXHIBIT 12

                            SFX BROADCASTING, INC.
                                COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 1995 and the three-month period ended March 31, 1996.


                                  EXHIBIT 12
                 STATEMENT REGARDING RECOMPUTATION OF RATIOS
                        IN THOUSANDS EXCEPT RATIOS

                                                             YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------------------
                                                                                    PRO FORMA

                                                                                     FOR THE
                                                                                     RECENT
                                                                                  ACQUISITIONS  PRO FORMA
                                                                                     AND THE     FOR THE

                                                                                  TRANSACTIONS    RECENT

                                                                                      OTHER    ACQUISITIONS
                                                                                     THAN THE     AND THE
                                                                                    MMR MERGER  TRANSACTIONS
                                          1991     1992      1993     1994    1995      1995        1995
                                         -----     -----     ----     ----    ----      ----        ----
RATIO OF EARNINGS TO COMBINED
 FIXED CHARGES AND PREFERRED STOCK
 DIVIDENDS:

Income (loss) before income taxes
 extraordinary item and cumulative
 effect on a change in accounting
 principle                              (4,232)  (2,208)  (14,919)   3,310  (4,396)   (24,309)   (19,017)
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Earnings                                     9    1,402    (7,568)  12,642   8,507     25,934     31,226
                                       -------  -------  --------  ------- -------  ---------  ---------
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
Preferred stock dividends                  302      385       557      348     291     10,009     10,009
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Combined fixed charges and preferred
 stock dividends                         4,543    3,995     7,908    9,680  13,194     60,252     60,252
                                       -------  -------  --------  ------- -------  ---------  ---------
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends                                  --      --         --      1.3      --         --         --
Deficiency of earnings to cover
 combined fixed charges and preferred
 stock dividends                        (4,534)  (2,593)  (15,476)      --  (4,687)   (34,318)   (29,026)

RATIO OF EARNINGS TO FIXED CHARGES:
Income (loss) before income taxes
 extraordinary item and cumulative
 effect of a change in accounting
 principle                              (4,232)  (2,208)  (14,919)   3,310  (4,396)   (24,309)   (19,017)
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Earnings                                     9    1,402    (7,568)  12,642   8,507     25,934     31,226
                                       -------  -------  --------  ------- -------  ---------  ---------
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Ratio of earnings to fixed charges          --       --        --      1.4      --         --         --
Deficiency of earnings to cover fixed
 charges                                (4,232)  (2,208)  (14,919)      --  (4,396)   (24,309)   (19,017)




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                              MARCH 31,
                                       -----------------------------------------------------------
                                                             PRO FORMA
                                                              FOR THE
                                                               RECENT
                                                            ACQUISITIONS             PRO FORMA
                                                               AND THE                FOR THE
                                                             TRANSACTIONS             RECENT
                                                                OTHER              ACQUISITIONS
                                                               THAN THE              AND THE
                                     UNAUDITED  UNAUDITED     MMR MERGER           TRANSACTIONS
                                       1995       1996      1995      1996         1995     1996
                                       ----       ----      ----      ----         ----     ----
RATIO OF EARNINGS TO COMBINED
 FIXED CHARGES AND PREFERRED STOCK
 DIVIDENDS:
Income (loss) before income taxes
 extraordinary item and cumulative
 effect on a change in accounting
 principle                                 (898)      (985)   (12,964)   (7,695)  (12,348)  (6,602)
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                         2,432      3,384     12,561    12,561    12,561   12,561
- -------------------------------------  ---------  ---------  --------  --------  --------  -------
Earnings                                  1,534      2,399       (403)    4,866       213    5,959
                                       ---------  ---------  --------  --------  --------  -------
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                         2,432      3,384     12,561    12,561    12,561   12,561
Preferred stock dividends                    71        136      2,500     2,565     2,500    2,565
- -------------------------------------  ---------  ---------  --------  --------  --------  -------
Combined fixed charges and preferred
 stock dividends                          2,503      3,520     15,061    15,126    15,061   15,126
                                       ---------  ---------  --------  --------  --------  -------
Ratio of earnings to fixed
 charges and preferred stock
 dividends                                    --         --        --        --        --       --
Deficiency of earnings to cover
 combined fixed charges and preferred
 stock dividends                           (969)    (1,121)   (15,464)  (10,260)  (14,848)  (9,167)

RATIO OF EARNINGS TO FIXED CHARGES
Income (loss) before income taxes
 extraordinary item and cumulative
 effect of a change in accounting
 principle                                 (898)      (985)   (12,964)   (7,695)  (12,348)  (6,602)
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                          2,432      3,384     12,561    12,561    12,561   12,561
- -------------------------------------  ---------  ---------  --------  --------  --------  -------
Earnings                                  1,534      2,399       (403)    4,866       213    5,959
                                       ---------  ---------  --------  --------  --------  -------
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                         2,432      3,384     12,561    12,561    12,561   12,561
- -------------------------------------  ---------  ---------  --------  --------  --------  -------
Ratio of earnings to fixed charges            --         --        --        --        --       --
Deficiency of earnings to cover fixed
 charges                                   (898)      (985)   (12,964)   (7,695)  (12,348)  (6,602)